Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Satya Kumar	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	satyakumar@micron.com	epompen@micron.com
	(408) 450-6199	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
THIRD QUARTER OF FISCAL 2024

AI demand drives 50% sequential data center revenue growth and record high data center revenue mix

BOISE, Idaho, June 26, 2024 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its third quarter of fiscal 2024, which ended May 30, 2024.

Fiscal Q3 2024 highlights
•Revenue of $6.81 billion versus $5.82 billion for the prior quarter and $3.75 billion for the same period last year
•GAAP net income of $332 million, or $0.30 per diluted share
•Non-GAAP net income of $702 million, or $0.62 per diluted share
•Operating cash flow of $2.48 billion versus $1.22 billion for the prior quarter and $24 million for the same period last year

“Robust AI demand and strong execution enabled Micron to drive 17% sequential revenue growth, exceeding our guidance range in fiscal Q3,” said Sanjay Mehrotra, President and CEO of Micron Technology. “We are gaining share in high-margin products like High Bandwidth Memory (HBM), and our data center SSD revenue hit a record high, demonstrating the strength of our AI product portfolio across DRAM and NAND. We are excited about the expanding AI-driven opportunities ahead, and are well positioned to deliver a substantial revenue record in fiscal 2025.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ3-24	FQ2-24	FQ3-23	FQ3-24	FQ2-24	FQ3-23

Revenue	$6,811	$5,824	$3,752	$6,811	$5,824	$3,752
Gross margin	1,832	1,079	(668)	1,917	1,163	(603)
percent of revenue	26.9%	18.5%	(17.8%)	28.1%	20.0%	(16.1%)
Operating expenses	1,113	888	1,093	976	959	866
Operating income (loss)	719	191	(1,761)	941	204	(1,469)
percent of revenue	10.6%	3.3%	(46.9%)	13.8%	3.5%	(39.2%)
Net income (loss)	332	793	(1,896)	702	476	(1,565)
Diluted earnings (loss) per share	0.30	0.71	(1.73)	0.62	0.42	(1.43)

Investments in capital expenditures, net(2) were $2.06 billion for the third quarter of 2024, which resulted in adjusted free cash flows(2) of $425 million. Micron ended the third quarter of 2024 with cash, marketable investments, and restricted cash of $9.22 billion. On June 26, 2024, Micron’s Board of Directors declared a quarterly dividend of $0.115 per share, payable in cash on July 23, 2024, to shareholders of record as of the close of business on July 8, 2024.

Business Outlook

The following table presents Micron’s guidance for the fourth quarter of 2024:

FQ4-24	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$7.60 billion ± $200 million	$7.60 billion ± $200 million
Gross margin	33.5% ± 1.0%	34.5% ± 1.0%
Operating expenses	$1.19 billion ± $15 million	$1.06 billion ± $15 million
Diluted earnings per share	$0.61 ± $0.08	$1.08 ± $0.08

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Wednesday, June 26, 2024 at 2:30 p.m. Mountain Time to discuss its third quarter financial results and provide forward-looking guidance for its fourth quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow us on X @MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence (AI) and compute-intensive applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2024 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic position, technology trends and developments including artificial intelligence, market demand, and our financial and operating results, including our guidance for the fourth quarter of 2024. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, including our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at investors.micron.com/risk-factor. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	3rd Qtr.	2nd Qtr.	3rd Qtr.	Nine months ended
	May 30, 2024	February 29, 2024	June 1, 2023	May 30, 2024	June 1, 2023

Revenue	$6,811	$5,824	$3,752	$17,361	$11,530
Cost of goods sold	4,979	4,745	4,420	14,485	12,511
Gross margin	1,832	1,079	(668)	2,876	(981)

Research and development	850	832	758	2,527	2,395
Selling, general, and administrative	291	280	219	834	701
Restructure and asset impairments	—	—	68	—	167
Other operating (income) expense, net	(28)	(224)	48	(267)	29
Operating income (loss)	719	191	(1,761)	(218)	(4,273)

Interest income	136	130	127	398	334
Interest expense	(150)	(144)	(119)	(426)	(259)
Other non-operating income (expense), net	10	(7)	—	(24)	(2)
	715	170	(1,753)	(270)	(4,200)

Income tax (provision) benefit	(377)	622	(139)	172	(201)
Equity in net income (loss) of equity method investees	(6)	1	(4)	(11)	(2)
Net income (loss)	$332	$793	$(1,896)	$(109)	$(4,403)

Earnings (loss) per share
Basic	$0.30	$0.72	$(1.73)	$(0.10)	$(4.03)
Diluted	0.30	0.71	(1.73)	(0.10)	(4.03)

Number of shares used in per share calculations
Basic	1,107	1,104	1,094	1,104	1,092
Diluted	1,123	1,114	1,094	1,104	1,092

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	May 30, 2024	February 29, 2024	August 31, 2023

Assets
Cash and equivalents	$7,594	$8,016	$8,577
Short-term investments	785	990	1,017
Receivables	5,131	4,296	2,443
Inventories	8,512	8,443	8,387
Other current assets	1,297	1,690	820
Total current assets	23,319	23,435	21,244
Long-term marketable investments	775	627	844
Property, plant, and equipment	37,926	37,587	37,928
Operating lease right-of-use assets	660	642	666
Intangible assets	413	414	404
Deferred tax assets	597	664	756
Goodwill	1,150	1,150	1,150
Other noncurrent assets	1,415	1,199	1,262
Total assets	$66,255	$65,718	$64,254

Liabilities and equity
Accounts payable and accrued expenses	$5,145	$4,680	$3,958
Current debt	398	344	278
Other current liabilities	1,297	1,235	529
Total current liabilities	6,840	6,259	4,765
Long-term debt	12,860	13,378	13,052
Noncurrent operating lease liabilities	609	593	603
Noncurrent unearned government incentives	672	662	727
Other noncurrent liabilities	1,049	956	987
Total liabilities	22,030	21,848	20,134

Commitments and contingencies

Shareholders’ equity
Common stock	125	125	124
Additional capital	11,794	11,564	11,036
Retained earnings	40,169	39,997	40,824
Treasury stock	(7,552)	(7,552)	(7,552)
Accumulated other comprehensive income (loss)	(311)	(264)	(312)
Total equity	44,225	43,870	44,120
Total liabilities and equity	$66,255	$65,718	$64,254

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Nine months ended	May 30, 2024	June 1, 2023

Cash flows from operating activities
Net income (loss)	$(109)	$(4,403)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense and amortization of intangible assets	5,794	5,819
Stock-based compensation	620	448
Provision to write-down inventories to net realizable value	—	1,831
Change in operating assets and liabilities:
Receivables	(2,562)	2,728
Inventories	(125)	(3,406)
Other current assets	(435)	(35)
Accounts payable and accrued expenses	846	(1,113)
Other current liabilities	769	(677)
Other	304	118
Net cash provided by operating activities	5,102	1,310

Cash flows from investing activities
Expenditures for property, plant, and equipment	(5,266)	(6,215)
Purchases of available-for-sale securities	(1,110)	(496)
Proceeds from maturities and sales of available-for-sale securities	1,433	1,192
Proceeds from government incentives	267	248
Other	(35)	(90)
Net cash provided by (used for) investing activities	(4,711)	(5,361)

Cash flows from financing activities
Repayments of debt	(1,816)	(706)
Payments of dividends to shareholders	(384)	(378)
Payments on equipment purchase contracts	(127)	(112)
Repurchases of common stock - repurchase program	—	(425)
Proceeds from issuance of debt	999	6,716
Other	(40)	—
Net cash provided by (used for) financing activities	(1,368)	5,095

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	(15)	(13)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(992)	1,031
Cash, cash equivalents, and restricted cash at beginning of period	8,656	8,339
Cash, cash equivalents, and restricted cash at end of period	$7,664	$9,370

MICRON TECHNOLOGY, INC.
NOTES
(Unaudited)
(All tabular amounts in millions)

Inventories

In 2023, we recorded charges of $1.83 billion to cost of goods sold to write down the carrying value of work in process and finished goods inventories to their estimated net realizable value (“NRV”). The impact of inventory NRV write-downs for each period reflects (1) inventory write-downs in that period, offset by (2) lower costs in that period on the sale of inventory written down in prior periods. The impacts of inventory NRV write-downs are summarized below:

	3rd Qtr.	2nd Qtr.	3rd Qtr.	Nine months ended
	May 30, 2024	February 29, 2024	June 1, 2023	May 30, 2024	June 1, 2023

Provision to write down inventory to NRV	$—	$—	$(401)	$—	$(1,831)
Lower costs from sale of inventory written down in prior periods	—	382	281	987	281
	$—	$382	$(120)	$987	$(1,550)

Income Tax

In the first quarter of 2024, our tax expense was based on actual results for jurisdictions where small changes in our projected pre-tax income would have caused significant changes in the estimated annual effective tax rate. With our improved fiscal 2024 outlook, we were able to estimate a more reliable annual effective tax rate and have reverted to a global annual effective tax rate method for all jurisdictions beginning in the second quarter of 2024.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	3rd Qtr.	2nd Qtr.	3rd Qtr.
	May 30, 2024	February 29, 2024	June 1, 2023

GAAP gross margin	$1,832	$1,079	$(668)
Stock-based compensation	80	80	60
Other	5	4	5
Non-GAAP gross margin	$1,917	$1,163	$(603)

GAAP operating expenses	$1,113	$888	$1,093
Stock-based compensation	(137)	(129)	(91)
Restructure and asset impairments	—	—	(68)
Patent cross-license agreement gain	—	200	—
Litigation settlement	—	—	(68)
Non-GAAP operating expenses	$976	$959	$866

GAAP operating income (loss)	$719	$191	$(1,761)
Stock-based compensation	217	209	151
Restructure and asset impairments	—	—	68
Patent cross-license agreement gain	—	(200)	—
Litigation settlement	—	—	68
Other	5	4	5
Non-GAAP operating income (loss)	$941	$204	$(1,469)

GAAP net income (loss)	$332	$793	$(1,896)
Stock-based compensation	217	209	151
Restructure and asset impairments	—	—	68
Patent cross-license agreement gain	—	(200)	—
Litigation settlement	—	—	68
Other	3	2	7
Estimated tax effects of above and other tax adjustments(1)	150	(328)	37
Non-GAAP net income (loss)	$702	$476	$(1,565)

GAAP weighted-average common shares outstanding - Diluted	1,123	1,114	1,094
Adjustment for stock-based compensation	13	20	—
Non-GAAP weighted-average common shares outstanding - Diluted	1,136	1,134	1,094

GAAP diluted earnings (loss) per share	$0.30	$0.71	$(1.73)
Effects of the above adjustments	0.32	(0.29)	0.30
Non-GAAP diluted earnings (loss) per share	$0.62	$0.42	$(1.43)

(1)The second fiscal quarter tax benefit arose from applying our estimated annual effective tax rate to our year-to-date results. A portion of this benefit is included in our non-GAAP net income, with a larger benefit in our GAAP net income. The divergence between the GAAP and non-GAAP tax relates to the difference in our GAAP and non-GAAP estimated annual effective tax rates, which are computed separately.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	3rd Qtr.	2nd Qtr.	3rd Qtr.
	May 30, 2024	February 29, 2024	June 1, 2023

GAAP net cash provided by operating activities	$2,482	$1,219	$24

Expenditures for property, plant, and equipment	(2,086)	(1,384)	(1,561)
Payments on equipment purchase contracts	(45)	(26)	(36)
Proceeds from sales of property, plant, and equipment	41	13	34
Proceeds from government incentives	33	149	184
Investments in capital expenditures, net	(2,057)	(1,248)	(1,379)
Adjusted free cash flow	$425	$(29)	$(1,355)

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income (loss), net income (loss), diluted shares, diluted earnings (loss) per share, and adjusted free cash flow. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Gains and losses from settlements;
•Restructure and asset impairments; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income (loss).

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ4-24	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$7.60 billion ± $200 million	—		$7.60 billion ± $200 million
Gross margin	33.5% ± 1.0%	1.0%	A	34.5% ± 1.0%
Operating expenses	$1.19 billion ± $15 million	$125 million	B	$1.06 billion ± $15 million
Diluted earnings per share(1)	$0.61 ± $0.08	$0.47	A, B, C	$1.08 ± $0.08

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$84
A	Other – cost of goods sold	4
B	Stock-based compensation – research and development	77
B	Stock-based compensation – sales, general, and administrative	48
C	Tax effects of the above items and other tax adjustments	315
		$528

(1)GAAP earnings per share based on approximately 1.12 billion diluted shares and non-GAAP earnings per share based on approximately 1.14 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.